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                                                                   Exhibit 10.16

                             English translation of
                      AMENDMENT TO THE EMPLOYMENT CONTRACT

BETWEEN:

      Autocam France, a limited liability company with capital of #eu# 2,200,000, having its registered office at Zone Industrielle des Pchons, 294 Promenade de l'Arve, 74300 Thiez, registered in the Registry of Companies and Commerce of Bonneville under no. B 420 291 411, represented by John C. Kennedy, duly authorized, hereinafter, "the Company"

                                                              in the first part,

                                                                             AND

      Bruno Le Sech, a French national, born on June 25, 1962 at Saint Germain en Laye (78), residing at La Boulaie, 72100 Beaufray,

                                                     hereinafter, the "Employee"

                                                             in the second part.

This amendment is intended to clarify and complete the contents of Article 5.4 of the employment contract for Mr. Le Sech concerning the reimbursement of various costs by SARL Autocam France. It is agreed that SARL Autocam France will pay all relocation costs for Mr. Le Sech, including:

      - costs of lodging and food at Marnaz, as well as weekly travel costs to visit his family so long as they have not yet moved, until July 31, 2002 at the latest;

      -     moving costs, on presentation of appropriate receipts;

      -     realtors costs, on presentation of appropriate receipts; and

      - notarial fees, including the provisions for purchase costs and a mortgage, on presentation of appropriate receipts.


Done in three copies at Thyez
June 4, 2002

For Autocam France SARL
/sgn/                                                /sgn/
John Kennedy                                         Bruno Le Sech
Manager